EXHIBIT 10.29

                             GUARANTY FEE AGREEMENT


     This Guarantee Fee Agreement (this "Agreement") is made this 8th day
of   November, 1995, by and between Family Bargain Corporation, a
Delaware corporation   ("Guarantor") and Factory 2-U, Inc., an Arizona
corporation (the "Obligor").

                         W I T N E S S E T H

     WHEREAS, pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of August 29, 1995, Guarantor is purchasing all of the
issued and   outstanding Common Stock of Obligor (the "Acquisition");
and

     WHEREAS, in connection with the Acquisition, Guarantor has agreed to guarantee certain obligations of Obligor to Esther Capin, the State of
Arizona, MetLife,   and various other creditors of the Obligor, and Obligor
has secured financings from Finova Capital Corporation ("Finova") and Bank of America ("BOA") and, as a condition for the provision of such financings from Finova and BOA, Guarantor guaranteed the obligations of Obligor to Finova and BOA (collectively, the "Guarantees").

     NOW, THEREFORE, in consideration of the Guarantees and the mutual promises, covenants and other agreements contained herein and in
the Guarantees, the   parties hereto, intending to be legally bound, do
hereby agree as follows:

     1. Guarantee Fee.  In consideration of the execution and delivery by
Guarantor of   the Guarantees, Obligor hereby agrees to pay to Guarantor
a monthly fee, payable on the   first day of the month, in accordance with
Schedule A attached hereto.

     2. Term.  This Agreement shall commence on December 1, 1995 and
terminate on   January 31, 2009.

     3. Prepayment.  Obligor may not make any payments due hereunder
prior to their   due date, without premium or penalty.

     4. Miscellaneous.  This Agreement shall be binding upon and inure to
the benefit of   and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  THIS AGREEMENT
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK WITHOUT REGARD TO THE CONFLICTS OF LAW   RULES
THEREOF.  Headings in this Agreement are for purposes of reference only
and   shall not limit or otherwise affect the meaning hereof.  This
Agreement may be amended or modified only by a written instrument executed by both parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of   the date first set forth above.

                              FAMILY BARGAIN CORPORATION

                              By: /s/ John Selzer
                              Name: John Selzer
                              Title: President


                              FACTORY 2-U, INC.

                              By: /s/ William Mowbray
                              Name: William Mowbray
                              Title: President

                                  SCHEDULE A





  Fiscal Year
  Monthly Fee Due


  1/96
  $27,000


  1/97
  $26,000


  1/98
  $24,000


  1/99
  $22,500


  1/00
  $20,500


  1/01
  $19,000


  1/02
  $17,000


  1/03
  $15,500


  1/04
  $13,500


  1/05
  $12,000


  1/06
  $10,000


  1/07
  $8,500


  1/08
  $6,500


  1/09
  $5,000